UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2018 (October 31, 2018)

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida		32819
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2018 (the “Effective Date”), SeaWorld Parks & Entertainment, Inc. (“SWPE”), a direct, wholly-owned subsidiary of SeaWorld Entertainment, Inc. (the “Company”) entered into a refinancing amendment (the “Amendment”) to its existing senior secured credit agreement, dated as of December 1, 2009 (as amended, supplemented, modified or restated from time to time, the “Existing Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”), among the Company, SWPE, as the borrower, the guarantors party thereto from time to time, JPMorgan Chase Bank, N.A., as successor administrative agent, successor collateral agent, L/C issuer and swing line lender and the other agents and lenders from time to time party thereto.

Pursuant to the Amendment, SWPE (i) removed the financial covenants applicable to the term loans under the Existing Credit Agreement; (ii) amended the definition of “Consolidated EBITDA” and the pro forma adjustments thereto; (iii) extended the maturity of the revolving loans from March 31, 2022 to October 31, 2023 by terminating the existing tranche 3 revolving credit commitments under the Existing Credit Agreement and replacing them with a new tranche of revolving credit commitments with an aggregate commitment amount of $210.0 million (the “New Revolving Credit Facility” and the loans made thereunder, the “New Revolving Loans”); and (iv) extended the maturity of the existing term B-2 loans from May 14, 2020 to March 31, 2024 by refinancing the entire amount of the existing term B-2 loans under the Existing Credit Agreement with new term loans in an aggregate principal amount of $543.9 million (the “New Term B-5 Loans”). The New Term B-5 Loans have the same terms as the Term B-5 Loans issued under the Existing Credit Agreement (the “Existing Term B-5 Loans” and, together with the New Term B-5 Loans, the “Term B-5 Loans”). The proceeds of the New Term B-5 Loans were used to repay the term B-2 loans in full on the Effective Date and to pay other fees and expenses in connection with the Amendment and related transactions.

Maturity and Amortization

The New Revolving Credit Facility will mature on October 31, 2023.

The Term B-5 Loans will mature on March 31, 2024 and will amortize in equal quarterly installments, commencing with the fiscal quarter ending December 31, 2018, in aggregate annual amounts equal to 1.015% of the original principal amount of Term B-5 Loans outstanding on the Effective Date, with the balance payable on the final maturity date.

Financial Covenants

The Amended Credit Agreement, among other modifications, (i) removes the financial covenants applicable to the Term B-5 Loans, including the maximum capital expenditure covenant, and (ii) with respect to the New Revolving Credit Facility, includes a springing maximum first lien secured leverage ratio of 6.25x to be tested as of the last day of any fiscal quarter, solely to the extent that on such date the aggregate amount of funded loans and letters of credit (excluding undrawn letters of credit in an amount not to exceed $30 million and cash collateralized letters of credit) under the New Revolving Credit Facility on such date exceeds an amount equal to 35% of the then outstanding commitments under the New Revolving Credit Facility.

Adjusted EBITDA

Additionally, the Amended Credit Agreement includes amendments to “Consolidated EBITDA”, which the Company refers to as Adjusted EBITDA, and pro forma adjustments thereto, including, among other modifications, it (a) removes all dollar caps for add-backs primarily related to business optimization, development and strategic initiative costs, (b) increases the realization limit to 18 months with respect to cost savings, operating expense reductions and synergies in connection with certain specified actions, including restructurings and costs savings initiatives  (defined as Specified Transactions in the Amended Credit Agreement), (c) replaces any dollar caps with respect to the pro forma effect of cost savings, operating expense reductions and synergies with a cap equal to 25% of Consolidated EBITDA for any period of four consecutive fiscal quarters (calculated prior to giving effect to such capped adjustments (but, for the avoidance of doubt, after giving effect to other uncapped pro forma adjustments)) and (d) clarifies that any exclusion that adjusted the calculation of Consolidated Net Income shall be calculated on a “pre-tax” basis.

Interest Rates

The interest rates on the Term B-5 Loans and New Revolving Credit Facility did not change as a result of the Amended Credit Agreement.  As discussed further below, the interest rate on the $210 million New Revolving Credit Facility (LIBOR + 2.75%) and on the $983 million of Existing Term B-5 Loans (LIBOR + 3.00%) did not change. The interest rate on the $543.9 million of Term B-2 Loans that were refinanced into New Term B-5 Loans changed from LIBOR + 2.25% to LIBOR +3.00% to match the interest rate on the existing $983 million of Existing Term B-5 Loans.

Borrowings of New Revolving Loans under the Amended Credit Agreement bear interest at a fluctuating rate per annum equal to, at SWPE’s option, (i) a base rate equal to the higher of (a) the federal funds rate plus 1⁄2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase Bank, N.A. as its “prime rate”, in each case, plus an applicable margin equal to 1.75%; or (ii) a LIBOR rate based on the British Bankers Association LIBOR Rate (or any successor thereto) for the applicable interest period (provided that in no event shall such LIBOR rate with respect to the New Revolving Loans be less than 0.0% per annum) plus an applicable margin equal to 2.75%. The applicable margins for the New Revolving Loans are subject to one 25 basis point stepdown based upon SWPE’s achievement of certain corporate credit ratings.

Borrowings of the Term B-5 Loans under the Amended Credit Agreement bear interest at a fluctuating rate per annum equal to, at SWPE’s option, (i) a base rate equal to the higher of (a) the federal funds rate plus 1⁄2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase Bank, N.A. as its “prime rate” (provided that in no event shall such base rate with respect to the Term B-5 Loans be less than 1.75% per annum), in each case, plus an applicable margin of 2.00% or (ii) a LIBOR rate based on the British Bankers Association LIBOR Rate (or any successor thereto) for the applicable interest period (provided that in no event shall such LIBOR rate with respect to the Term B-5 Loans be less than 0.75% per annum) plus an applicable margin of 3.00%.

Prepayments

The New Revolving Facility contains substantially identical mandatory and voluntary prepayments as those applicable to the tranche 3 revolving credit facility in the Existing Credit Agreement.

The New Term B-5 Loans contain substantially identical mandatory and voluntary prepayments as those applicable to the Existing Term B-5 loans in the Existing Credit Agreement. Any mandatory prepayments of the term loans under the Amended Credit Agreement will be applied to installments of the term loans on a pro rata basis to each class of term loans in direct order of maturity.

SWPE may voluntarily repay outstanding loans at any time without premium or penalty, other than a prepayment premium on voluntary prepayments of Term B-5 Loans in connection with certain repricing transactions on or prior to April 30, 2019 and customary “breakage” costs with respect to LIBOR rate loans.

Representations, Warranties and Restrictive Covenants

The Amended Credit Agreement contains substantially the same representations and warranties, affirmative covenants, negative covenants, events of default and other terms as those in the Existing Credit Agreement.

Guarantees and Security

The New Revolving Credit Facility and Term B-5 Loans are unconditionally guaranteed on the same terms as the other obligations under the Existing Credit Agreement, including, subject to certain exceptions, by the Company and substantially all of the existing and future, direct and indirect, wholly-owned material domestic restricted subsidiaries of SWPE. All obligations under the New Revolving Credit Facility and the Term B-5 Loans are secured on the same terms as the other obligations under the Existing Credit Agreement by substantially all of SWPE’s assets and the assets of the guarantors, subject to certain exceptions.

The foregoing description of the Amendment and the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Amended Credit Agreement, which are included in Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is hereby incorporated into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On October 31, 2018, the Company issued a press release announcing the consummation of the Amendment, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1

Amendment No. 9, dated as of October 31, 2018, to the Credit Agreement, among SeaWorld Parks & Entertainment, Inc., the guarantors party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender and the other agents and lenders from time to time party thereto (the Amended Credit Agreement is included as Exhibit A thereto)

99.1	Press release, dated November 1, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: November 1, 2018	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary